UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 12, 2011
ENERGY CONVERSION DEVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8403	38-1749884

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Lapeer Road, Auburn Hills, Michigan	48326

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (248) 475-0100
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On December 14, 2010, the stockholders of Energy Conversion Devices, Inc. (“ECD” or the “Company”) approved the Energy Conversion Devices, Inc. 2010 Omnibus Incentive Compensation Plan (the “Omnibus Plan”). The Omnibus Plan authorizes the Company to grant equity awards to officers (including executive officers), other employees, non-employee directors, consultants, advisors, independent contractors and agents, and persons expected to become officers, other employees, non-employee directors, consultants, advisors, independent contractors and agents of ECD or its affiliates, as more fully described and summarized in the Company’s Proxy Statement, which was filed with the Securities and Exchange Commission on Form DEF 14A filed on November 1, 2010. The Omnibus Plan is attached as exhibit 10.1 to this Form 8-K.
Copies of the forms of Performance Unit Award Agreement, Restricted Stock Unit Award Agreement and the Director Restricted Stock Unit Award Agreement pursuant to which awards under the Omnibus Plan will be made, which have been revised to reflect definitions in the Omnibus Plan, are attached as exhibits 10.2, 10.3, and 10.4 to this Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

10.1	Energy Conversion Devices, Inc. 2010 Omnibus Incentive Compensation Plan

10.2	Form of Performance Unit Award Agreement

10.3	Form of Restricted Stock Unit Award Agreement

10.4	Form of Director Restricted Stock Unit Award Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY CONVERSION DEVICES, INC.
By:	/s/ Jay B. Knoll
	Name:	Jay B. Knoll
	Title:	Executive Vice President

Date: January 12, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	Energy Conversion Devices, Inc. 2010 Omnibus Incentive Compensation Plan

10.2	Form of Performance Unit Award Agreement

10.3	Form of Restricted Stock Unit Award Agreement

10.4	Form of Director Restricted Stock Unit Award Agreement